Exhibit 99.1

Better Therapeutics Announces $6.7 Million in New Financing at an Average Price of $0.77 per Share

SAN FRANCISCO—July. 25, 2023— Better Therapeutics, Inc. (NASDAQ: BTTX), a pioneer in developing software to treat cardiometabolic diseases, today announced that it issued 2,023,583 shares of its common stock under its At-The-Market program at an average price per share of $1.19. In addition, the Company entered into a definitive purchase agreement for the purchase and sale of 2,897,654 shares of its common stock in a private placement at a price per share of $0.73, and in a concurrent registered direct offering, the Company entered into a definitive purchase agreement for the purchase and sale of 3,859,649 shares of its common stock at a price per share of $0.57. Total gross proceeds from these equity offerings amount to $6.7 million at an average price of $0.77 per share, before deducting offering expenses and commissions payable by Better Therapeutics. The private placement was principally with officers and directors of the Company and the registered direct offering was with one institutional investor.

Better Therapeutics intends to use the net proceeds to support the launch of AspyreRxTM, a prescription-only digital therapy recently authorized by the U.S. Food and Drug Administration (FDA) to treat adults with type 2 diabetes.

These equity offerings are one element of the Company’s three-tiered financing strategy. Better Therapeutics intends to raise the majority of its medium term financing needs through proceeds from business development and/or structured non-equity financing transactions, such as a royalty monetization transaction, which the Company expects to complete before the end of the year.

The registered direct offering and private placement are expected to close on or about July 27, 2023, subject to the satisfaction of customary closing conditions.

Chardan and Titan Partners Group, a division of American Capital Partners, LLC (“Titan Partners”), are acting as co-placement agents for the registered direct offering and concurrent private placement.

The securities issued in the registered direct offering described above (but not the securities issued in the concurrent private placement) are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333- 271301), which was filed with the Securities and Exchange Commission (SEC) on April 17, 2023, and which became effective on April 25, 2023. The offering of the securities in the registered direct offering is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Chardan at 17 State Street, Suite 2130, New York, New York 10004, at (646) 465-9000, or by email at prospectus@chardan.com or Titan Partners at 7 World Trade Center, 46th Floor, New York, NY 10007, at (929) 833-1246, or by email at info@titanpartnersgrp.com.

The securities issued in the concurrent private placement described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the SEC for purposes of registering the resale of the shares of common stock issued in connection with the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AspyreRx

AspyreRx (fka BT-001) was granted marketing authorization by the U.S. Food and Drug Administration (FDA) in July 2023 as the first prescription-only digital behavioral therapeutic device delivering a novel form of cognitive behavioral therapy (CBT) via smartphone to treat adults with type 2 diabetes (T2D). AspyreRx is backed by robust data demonstrating clinically meaningful and sustained reduction in HbA1c as well as clinically meaningful improvements in other markers of cardiometabolic health when used up to 180 days. Using proven techniques that target the underlying psychological, behavioral and cognitive factors that sustain or worsen

T2D, AspyreRx is a self-paced, engaging experience that patients can access anytime/anywhere. It is prescribed by a healthcare provider in 90-day increments, with proprietary CBT delivered digitally in a weekly step-by-step process. Through interactive therapy lessons, skill-building modules, weekly goal setting and tracking, patients connect changes in behavior to improvements in blood sugar and other biometrics. Each step in the experience builds on the prior to enable and reinforce cognitive restructuring, building the emotional resilience and acceptance needed to make enduring changes.

Indications for Use

AspyreRx is a prescription-only digital therapeutic device intended to provide cognitive behavioral therapy to patients 18 years or older with type 2 diabetes. The device targets behavior to aid in the management of type 2 diabetes in patients who are under the care of a healthcare provider. AspyreRx provides cognitive behavioral therapy as a treatment that should be used adjunctively with standard of care.

About Better Therapeutics

Better Therapeutics is a prescription digital therapeutics company developing a novel form of cognitive behavioral therapy to address underlying factors that sustain or worsen cardiometabolic diseases. The Company has developed a proprietary platform for the development of FDA-regulated, software-based solutions for T2D, heart disease and other conditions. The CBT delivered by Better Therapeutics’ PDT is designed to enable changes in neural pathways of the brain so lasting changes in behavior become possible. Addressing the underlying causes of these diseases has the potential to dramatically improve patient health while lowering healthcare costs. Better Therapeutics’ clinically validated mobile applications are intended to be prescribed by physicians and reimbursed like traditional medicines.

For more information visit: bettertx.com

Forward-Looking Statements

Certain statements made in this press release and related comments in our earnings conference call are “forward-looking statements” within the meaning of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,”

“anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements in this press release include, but are not limited to, statements regarding the anticipated timing of and Better Therapeutics’ ability to close the registered direct offering and private placement in a timely fashion, the use of proceeds from the registered direct offering and private placement and expectations regarding Better Therapeutics’ cash runway and the completion of other strategic initiatives, among others. These forward-looking statements are based on the current expectations of the management of Better Therapeutics and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements including: risks related to Better Therapeutics’ business, such as the willingness of the FDA to authorize PDTs for commercial distribution and insurance companies to reimburse their use, market acceptance of PDTs, including AspyreRx, the risk that the results of previously conducted studies will not be interpreted favorably by the FDA or repeated or observed in ongoing or future studies involving our product candidates and other risks and uncertainties included under the header “Risk Factors” in Better Therapeutics’ quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 15, 2023, and those that are included in any of Better Therapeutics’ subsequent filings with the SEC.

Investor Relations:

Mark Heinen

IR@bettertx.com

Media Enquiries:

Emma Williams

emma.williams@bettertx.com